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                                                                   EXHIBIT 10.13

                                PROMISSORY NOTE

$71,110,000                                                    December 19, 2000

                                                                Atlanta, Georgia

          FOR VALUE RECEIVED, SOUTHERN ENERGY PEAKER, LLC, a Delaware limited liability company (the "Maker"), hereby unconditionally promises to pay SOUTHERN ENERGY MID-ATLANTIC, LLC (the "Holder"), at the offices of the Holder located at 1155 Perimeter Center West, Atlanta, Georgia 30338, or at such other place within the United States as shall be designated from time to time by the Holder, on December 30, 2028, the principal amount of SEVENTY ONE MILLION, ONE HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($71,110,000.00) (the "Loan"), or such lesser principal amount as may then constitute the aggregate unpaid balance of the Loan made by the Holder to the Maker pursuant to this Note, in lawful money of the United States of America in federal or other immediately available funds.

          The Maker also unconditionally promises to pay interest on the unpaid principal amount of the Loan for each day from the date of disbursement until such principal amount is paid in full, at a rate of 10% per annum (the "Interest Rate"). Interest calculated hereunder shall be due and payable semiannually, in arrears, on December 30 and June 30 of each calendar year beginning June 30, 2001. Any amount payable hereunder not paid when due (whether at maturity, by acceleration or otherwise) shall bear interest thereafter, payable on demand, at a rate per annum equal to the 12% (the "Default Rate"). All computations of interest shall be made on the basis of a year of 360 days, and paid, in each case, for the actual number of days elapsed (including the first day but excluding the last day). Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any applicable law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by applicable law, such interest rate shall be reduced to the extent necessary to comply with applicable law, and any interest amounts paid by Maker to Holder in excess of such applicable rate shall be held in trust by the Holder for the benefit of the Maker, to be remitted to Maker.

          The Maker shall make each payment of principal of, and interest on, the Loan hereunder not later than 12:00 Noon (New York time) on the day when due. Payments received after 12:00 Noon (New York time) shall be deemed to have been received on the following Business Day (and such additional day shall be included in any related computation of interest). For the purposes of this Note, "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York.

          If any amount payable hereunder is due on a day which is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due, unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding
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Business Day. If the date, for any payment of principal is extended by operation of law, interest thereon shall be payable for such extended time.

          Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note are hereby waived by the Maker. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

          The Maker shall be entitled, without the consent of the Holder and without paying any penalty or premium therefor, to prepay up $2,539,643 per year on a cumulative basis. Such prepayment shall only be made out of the operating cash flow of the Maker.

          The Maker's obligation to repay this Note shall be unconditional and absolute, without setoff, regardless of any rights, claims or defenses that the Maker might have against the Holder or any other party.

          Any and all payments by the Maker under this Note shall be made free and clear of and without deduction for any and all Covered Taxes, except to the extent such deduction or withholding is required by law. If the Maker shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable under this Note, (i) if such Taxes are Covered Taxes, the sum payable shall be increased as may be necessary so that after making all required deductions for Covered Taxes (including deductions applicable to additional sums payable hereunder) the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Maker shall make such deductions and (iii) the Maker shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          In addition, the Maker agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise under applicable law from any payment made under this Note or from the execution or delivery or otherwise with respect to this Note (hereinafter referred to as "Other Taxes").

          The Maker shall indemnify the Holder and the Owner Lessor as third party beneficiary for the full amount of Covered Taxes and Other Taxes (including, without limitation, any Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable hereunder) paid by the Holder or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto such that, after making all such payments, the Holder receives such amounts as it would have received had no such Covered Taxes, Other Taxes or liabilities been imposed on the Holder. The Holder shall give written notice to the Maker no later than 90 days after it learns of the imposition of any Covered Taxes or Other Taxes. Payments by the Maker pursuant to this paragraph shall be made within 30 days from the date the Holder makes written demand therefor (submitted through the Holder), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. The Holder agrees that if it receives a

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final tax credit or tax deduction with respect to any amount paid by the Maker pursuant to this paragraph, the Holder shall reimburse the Maker to the extent it has actually benefited from such tax credit or tax deduction (as determined by the Holder in its good faith judgment) in an amount equal to the lesser of
(i) the benefit of such credit or deduction of net expenses incurred by the Holder in obtaining such benefit and (ii) the related amount paid by the Maker to the Holder. The obligations of the Holder under the preceding sentence shall survive the termination of this Note.

          Within 30 days after the date of any payment of Covered Taxes or Other Taxes by the Maker, the Maker shall furnish to the Holder, at the Holder's address referred to above, the original or a certified copy of a receipt evidencing payment thereof. The Maker shall compensate the Holder for all reasonable losses and expenses sustained by it as a result of any failure by the Maker to so furnish such copy of such receipt.

          For the purposes of this Note, "Taxes" shall mean all fees (including receipts, franchise, rental, turn over, excise, sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), but excluding all income taxes), licenses, levies, exports, duties, recording charges or fees, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

          For the purposes of this Note, "Covered Taxes" shall mean all Taxes imposed by any Governmental Authority or any political subdivision or taxing authority thereof or therein that would not have been incurred but for making by Holder of the loan evidenced hereunder or any payment contemplated hereunder. "Governmental Authority" shall mean any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          The agreements and obligations of the Maker relating to Covered Taxes and Other Taxes shall survive the payment in full of principal and interest under this Note. In the event that (i) the Maker fails to pay principal hereunder when the same becomes payable, whether by scheduled maturity or required prepayment or acceleration or otherwise, (ii) the Maker fails to pay interest or any other amount hereunder when the same becomes due and payable and such failure shall continue for five (5) Business Days, (iii) the Maker fails to perform or observe any term, covenant or condition on its part to be performed or observed hereunder when required to be performed or observed, (iv) the Maker
(a) commences a voluntary case or other proceeding seeking relief under Title 11 of the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code") or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or applies for or consents to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (b) consents to, or fails to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (c) files an answer admitting the material allegations of a petition filed against it in

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any such proceeding, or (d) makes a general assignment for the benefit of creditors, or (v) an involuntary case or other proceeding shall be commenced against the Maker seeking (a) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (b) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property, or (c) the winding-up or liquidation of the Maker and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, then Holder shall, by notice to the Maker, take any of the following actions, without prejudice to the rights of the Holder to enforce its claims against the Maker:
(A) declare the principal of and any accrued interest in respect of this Note and all other amounts payable hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker and (B) exercise any other remedies available at law or in equity.

          The Maker hereby agrees to pay all costs and expenses incurred in collecting the Loan and other obligations of the Maker hereunder or in enforcing or attempting to enforce any of the Holder's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

          No failure to exercise and no delay in exercising on the part of the Holder of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          The Maker shall not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of the Holder.

          Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

          THE MAKER HEREBY SEVERALLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN NEW YORK, NEW YORK, AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

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          This Term Note shall be governed by, and construed in accordance with, the laws of the State of  New York.


                             SOUTHERN ENERGY PEAKER, LLC
                             By: /s/ Gary J. Kubik
                                 -----------------------------------
                             Name:  Gary J. Kubik
                                    --------------------------------
                             Title: Vice President, Chief Financial
                                    --------------------------------
                                    Officer and Treasurer
                                    --------------------------------

Attest:

By: /s/ Michelle H. Ancosky
    ---------------------------
   Name: Michelle H. Ancosky
        -----------------------
   Title: Secretary
         ----------------------

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